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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                                 BIG CITY RADIO, INC.
                (Exact name of registrant as specified in its charter)

               Delaware                                 13-3790661

(State of incorporation or organization)                  (I.R.S.
                                               employer identification number)

            11 Skyline Drive                              10532
           Hawthorne, New York

(Address of principal executive offices)                (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered

   Class A Common Stock, par value                American Stock Exchange
           $.01 per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                         None

                                   (Title of class)






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Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's Class A Common Stock, par value $.01 per share, is incorporated by reference to the information appearing the Registrant's Prospectus, dated December 18, 1997, included as part of the Registrant's Registration Statement on Form S-1 (Registration No. 333-36449).


Item 2.  Exhibits.

         1. Amended and Restated Certificate of Incorporation of Big City Radio, Inc.

         2.   Amended and Restated By-Laws of Big City Radio, Inc.

         3.   Specimen Class A Common Stock certificate of Big City Radio, Inc.


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                                      SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                            BIG CITY RADIO, INC.



                            By: /s/ PAUL R. THOMSON
                               _______________________________________
                            Name: Paul R. Thomson
                            Title: Vice President and Chief Financial Officer



Dated: December 16, 1997


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                                  INDEX OF EXHIBITS



Exhibit Number                         Title                         Page Number

      1.            Amended and Restated Certificate of
                    Incorporation of Big City Radio, Inc.

      2.            Amended and Restated By-Laws of
                    Big City Radio, Inc.

      3.            Specimen Class A Common Stock
                    certificate of Big City Radio, Inc.